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Exhibit 10

                             STOCKHOLDER'S AGREEMENT

     STOCKHOLDER'S AGREEMENT, dated as of October 30, 1998 (this "Agreement"), by and between Merrimac Industries, Inc., a New Jersey corporation (the "Company"), and Charles F. Huber, II ("Huber").

     WHEREAS, Huber is the record and beneficial owner of the Huber Shares (as defined herein);

     WHEREAS, the parties agree to the transfer and voting provisions relating to the Covered Securities (as defined herein) as set forth herein; and

     WHEREAS, the Company desires to engage Huber to advise and assist in the Company's business, and Huber has agreed to provide consulting services to the Company as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Huber agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

     "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such first Person. The term "affiliated" (whether or not capitalized) shall have a correlative meaning. For the purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly through or with one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms "controlled by" and "under common control with" shall have correlative meanings.

     "Agreement" means this Stockholder's Agreement and any schedules and exhibits attached hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof.

     "Associate" means, with respect to any Person, (a) any Entity of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10

                                      -1-

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     percent or more of any  equity  securities  of any Class,  (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person and (d) any Associates thereof.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are not open for business.

     "Cause" shall have the meaning set forth in Section 2.6 of this Agreement.

     "Class" shall have the meaning set forth in the definition of Covered Securities.

     "Common Stock" shall have the meaning set forth in the definition of Huber Shares.

     "Company" shall have the meaning set forth in the preamble to this Agreement.

     "Consulting Agreement" means the Consulting Agreement, dated as of August 1, 1997, by and between the Company and Huber.

     "Consulting Term" shall have the meaning set forth in Section 2.5 of this Agreement.

     "Contract"   means  any  agreement,   contract,   obligation,   commitment,
indenture, lease, license, instrument, note, bond, security, agreement in principle, letter of intent, undertaking, promise, covenant, arrangement or understanding, whether written or oral.

     "Covered Securities" means (i) any and all shares (or other units) of capital stock of the Company, however denominated, of any class, series, issue or other type ("Class"), including shares of capital stock into which any such Class may be changed, and (ii) any and all Rights with respect to any such shares of capital stock of the Company of any Class. If, at any time, any Covered Securities of any Class are changed into shares of capital stock of any other Class or other securities of any Class, whether by reason of a reclassification, reorganization, recapitalization, consolidation, merger, exchange or any other event or transaction of any nature whatsoever, then such shares of capital stock or other securities into which such Covered Securities are changed shall also be "Covered Securities", and this sentence shall apply successively on each and every occasion on which any event or transaction of any kind referred to shall occur. If, in connection with any consolidation, merger, binding share exchange or reorganization to which the Company is a party and in which the Company is not the surviving or continuing corporation or any sales, conveyance, transfer or lease to another Entity of the properties and assets of the Company as an entirety or substantially as an entirety, capital stock or other securities of any Class of the successor or acquiring Entity are issued or issuable in respect of any Covered Securities on any Class, then such shares of capital stock or other securities of such successor or acquiring Entity shall also be "Covered Securities". The term "Covered Securities" also includes all shares or other appropriate units of capital stock or other securities of any Class issued as a dividend or distribution on any other shares or other units of Covered Securities.

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     "Disability"  means,  with respect to Huber,  the  inability to provide the consulting services contemplated hereunder for a period in excess of 90 days.

     "Entity" means any corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust, other unincorporated business or organization or other Person which is not either a natural person or a Governmental Authority.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Huber" shall have the meaning set forth in the preamble to this Agreement.

     "Huber Shares" means (i) the 156,000 shares of issued and outstanding Common Stock, par value $.50 per share (the "Common Stock"), of the Company owned by Huber on the date hereof, (ii) all shares of Common Stock and Covered Securities of the Company hereafter acquired by Huber pursuant to the exercise of Rights with respect to the shares of Common Stock of the Company currently held by Huber or pursuant to the exercise of Rights with respect to Covered Securities of the Company hereafter acquired or held by Huber with the written consent of the Company, and (iii) all Rights with respect to shares of Common Stock or Covered Securities of the Company currently owned or held by Huber or hereafter acquired or held by Huber with the written consent of the Company.

     "Initial Consulting Period" shall have the meaning set forth in Section 2.5 of this Agreement.

     "Liens" means any liens, claims, charges, conditions, equitable interests, commitments (fixed or contingent), encumbrances, options, pledges, security interests, mortgages, retention of title agreements, defects of title, rights of interest or restrictions of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

     "Offer" shall have the meaning set forth in Section 3.3 of this Agreement.

     "Offer Note" shall have the meaning set forth in Section 3.3 of this Agreement.

     "Offer Price" shall have the meaning set forth in Section 3.3 of this Agreement.

     "Offered Securities" shall have the meaning set forth in Section 3.3 of this Agreement.

     "Offered Terms" shall have the meaning set forth in Section 3.3 of this Agreement.


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     "Person" means any individual,  corporation,  limited  liability company or entity, general or limited partnership, joint venture, association, joint stock company, trust, unincorporated business or organization, Governmental Authority or other entity or legal person, whether acting in an individual, fiduciary or other capacity.

     "Releasees" shall have the meaning set forth in Section 7.1 of this Agreement.

     "Reports" shall have the meaning set forth in Section 5.1(d) of this Agreement.

     "Rights" means options, warrants, convertible or exchangeable securities or other rights, however denominated, to subscribe for, purchase or otherwise acquire any equity interest or other security of any Class, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

     "SEC" shall have the meaning set forth in Section 5.1(d) of this Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Total Voting Power" means the aggregate number of votes which may be cast by holders of issued and outstanding Covered Securities.

     "Transfer" means, when used with reference to any Covered Securities or other securities, to directly or indirectly, voluntarily or involuntarily, (i) to offer for sale, sell, assign, make a gift of, exchange, tender, dispose of, pledge, hypothecate, grant an option or other Right for or otherwise transfer (whether by merger or otherwise) or permit any sale or transfer to satisfy a margin call or other obligation relating to Covered Securities held as collateral, encumber or subject to any claim, Lien or restriction any such Covered Securities or other securities or any interest therein, (ii) grant any proxy, voting or other rights with respect to any such Covered Securities or other securities (other than in accordance with this Agreement) or deposit any Covered Securities into a voting trust or (iii) enter into any agreement or arrangement regarding the transfer, acquisition, holding, disposition or voting of such Covered Securities. The terms "Transferred", "Transferee" and similar variants shall have correlative meanings.

     "Voting Covered Securities" means all Covered Securities entitled to vote in the election of directors of the Company and which would be entitled to vote in the election of directors of the Company if it were assumed that Rights with respect to Covered Securities then held were duly exercised and converted in full (whether or not then exercisable or convertible).

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     Section 1.2 Terms Generally; Certain Rules of Construction. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require. The word "or" is not exclusive and means "and/or." All references herein to Sections, Exhibits and Schedules shall be deemed references to and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein or unless the context shall otherwise require, any references as of any time to any agreement (including this Agreement) or other Contract, instrument or document or to any statute or regulation or any specific section or other provision thereof are to it as amended and supplemented through such time (and, in the case of a statute or regulation or specific section or other provision thereof, to any successor of such statute, regulation, section or other provision). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day. Unless otherwise expressly provided herein or unless the context shall otherwise require, any provision of
this   Agreement   using  a  defined   term  which  is  based  on  a   specified
characteristic, qualification, feature or status shall, as of any time, refer only to such Persons who have the specified characteristic, qualification, feature or status as of that particular time.

                                   ARTICLE II

                              CONSULTING SERVICES

     Section 2.1 Appointment. The Company hereby retains Huber, and Huber agrees to act, in an advisory and consulting capacity to the Company for a term commencing on the date hereof and to continue in force thereafter for the Consulting Term (as defined herein).

     Section 2.2 Consulting Services. Huber agrees during the Consulting Term to render services of an advisory and consultative nature in order that the Company may have the benefit of his expertise and knowledge of the affairs of the Company. Huber will perform services hereunder for approximately 10 hours per month (non- cumulative) exclusively and only as directed by the Chief Executive Officer of the Company. In the absence of specific instructions from the Chief Executive Officer of the Company, Huber shall not be authorized to perform any services on behalf of the Company or represent to any Person that he is a consultant or an agent of the Company. It is contemplated that Huber will provide the services hereunder in the Connecticut, New Jersey and New York area (except for normal business travel) or at the Company's request at such other location as may be mutually agreed upon by the Company and Huber. In addition to performing the services described herein, Huber further agrees during the Consulting Term to provide the Chief Executive Officer of the Company, upon his request, with written reports summarizing all such services performed by Huber on behalf of the Company and setting forth the number of hours per month devoted to the performance thereof.

                                      -5-
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     Section 2.3  Consulting  Fee. The Company  shall pay Huber as a fee for the services  rendered  pursuant  to this  Article  II a sum equal to Five  Thousand
($5,000) Dollars per month. Such sum is to be payable on the first day of each month commencing November 1, 1998.

     Section 2.4 Expenses. The Company shall reimburse Huber for pre- approved, reasonable out-of-pocket business expenses upon presentation of appropriate evidence thereof.

     Section 2.5 Consulting Term. The consulting services provided to the Company by Huber as set forth herein shall be for a term commencing on the date hereof and shall continue for a period of not less than thirty six (36) months (the "Initial Consulting Period") unless sooner terminated pursuant to Section
2.6. At the expiration of the Initial Consulting Period, the term of the consulting services as set forth herein may be extended for additional one year terms, subject to Section 2.6, upon the mutual agreement of the Company and Huber. The Initial Consulting Period (or any shorter period hereunder) and each period thereafter during which consulting services are provided by Huber to the Company in accordance with the terms and conditions of this Agreement without termination hereunder is referred to herein as the "Consulting Term".

     Section 2.6 Termination of Consulting Term. The Consulting Term may be terminated by Huber at any time upon ninety (90) days written notice to the
Company. The Consulting Term shall also terminate on Huber's death or Disability. Notwithstanding any of the foregoing provisions of this Agreement, the Company may, at any time during the Consulting Term without prior notice, terminate the consulting arrangement under this Article II for "Cause" (as hereinafter defined). In such event, the Company shall pay to Huber all consulting fees accrued but unpaid through the date of termination of the Consulting Term; and the Company shall not have any further obligations under this Article II, except as may otherwise be required by law. For the purpose of this Agreement, the Company shall be deemed to have "Cause" to terminate Huber's employment hereunder for: (a) willful failure to perform normal and customary duties required under Section 2.2 for an extended period for any reason other than death or total Disability; (b) gross negligence or willful misconduct, including fraud, embezzlement or intentional misrepresentation; (c) commission of, or indictment or conviction for, a felony; (d) willfully engaging in competitive activities against the Company or purposely aiding a competitor of the Company; (e) misappropriation of a material opportunity of the Company; (f) oral or written publication of information relating to the Company not in the public domain; (g) any breach by Huber of the agreements set forth in Articles III, IV and VI; or (h) violation of any other material term of this Agreement and failure to cure within two (2) days after receipt of notice of such violation.

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     Section 2.7 Confidential Information and Indemnification.

     (a) Confidential Information. Huber shall not disclose any confidential information of the Company or its Affiliates which is now known to him or which hereafter may become known to him as a result of his consulting services hereunder or by reason of other positions previously held with the Company, and shall not at any time directly or indirectly disclose any such information to any Person, or use the same in any way other than in connection with the business of the Company or its Affiliates, during and at all times after the expiration of the Consulting Term; provided, however, that, subject to Section 6.1, nothing in this Section 2.7 shall prohibit Huber from communicating, disclosing or using information that has become known generally by the public or otherwise has come into the public domain (other than by disclosure by Huber). Huber's contractual obligation under this paragraph, however, shall not extend beyond one year after the end of the Consulting Term.

     (b) Indemnification. To the extent permitted by law and so long as Huber is not in breach of this Agreement, Huber shall be entitled to be indemnified under the Articles of Incorporation and Bylaws, as applicable, of the Company or any subsidiary thereof for which Huber is performing services as provided herein and, to the extent permitted under currently applicable insurance policies and solely in connection with the services to be rendered to the Company pursuant hereto, to be covered by directors and officers liability insurance policies covering directors and officers of the Company that are the same as or provide coverage at least equivalent to those carried by the Company on the date hereof.

     Section 2.8 Independent Contractor. Huber is an independent contractor and has and shall have no power, nor will he represent that he has any power, to bind the Company or to assume or create any obligation or responsibility on behalf of the Company. Huber shall not be entitled to participate in any retirement, disability, life insurance, saving or other plans maintained for employees of the Company or to receive any benefits or compensation not explicitly provided in this Agreement.

     Section 2.9 Consulting Agreement. The Company and Huber hereby acknowledge and agree that the Consulting Agreement has been canceled and has no further force or effect.

                                  ARTICLE III

                        STANDSTILL AND TRANSFER MATTERS

     Section 3.1 Acquisitions. Without the prior written consent of the Company, Huber will not purchase or otherwise acquire, or agree or offer to purchase or otherwise acquire, record or beneficial ownership of any Covered Securities other than Huber Shares (it being understood that for purposes of this Section 3.1, a dividend or a distribution of Covered Securities pursuant to a reorganization, recapitalization, consolidation, merger or exchange shall not be deemed a purchase or an acquisition).

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     If Huber purchases or otherwise acquires Covered Securities in violation of the immediately preceding sentence, such Covered Securities shall immediately be Transferred as permitted by Section 3.2; provided, however, that such Transferee is not a Person, or "group" that has any Person as a member, who is an Associate of Huber. Notwithstanding the foregoing, the Company may also pursue any other available remedy to which it may be entitled to as a result of such violation.

     Section 3.2 Transfer Restrictions. Huber will not Transfer or permit any Person to Transfer on his behalf any Covered Securities, except:

     (a) subject to Section 3.3, to any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) who, after giving effect to such Transfer, would beneficially own Voting Covered Securities representing in the aggregate less than 3% of Total Voting Power; or

     (b) pursuant to a tender or exchange offer made by the Company or recommended by the Board of Directors of the Company to the Company's stockholders.

     Section 3.3 Rights of First Refusal.

     (a) Huber will not Transfer or permit any Person to Transfer on his behalf any Covered Securities in accordance with Section 3.2(a) without first giving the Company prior written notice thereof (an "Offer Notice"), which shall (i) state the Offered Terms (as defined below), (ii) include a true and correct copy of the Contract embodying the terms and conditions of such proposed Transfer (if any) and (iii) offer the Company the opportunity (as hereinafter provided) to purchase (or to designate a third party to purchase) such Covered Securities (the "Offered Securities") at a cash price equal to the sum of the amount of any cash plus the fair market value of any other consideration offered by the prospective Transferee (the "Offer Price"). The Offer Notice shall constitute an offer (the "Offer") by Huber to sell all, but not less than all, of the Offered Securities at the Offer Price to the Company or its designee. For purposes of this Section 3.3, "Offered Terms" means the terms and conditions upon which the Offered Securities are proposed to be Transferred to the prospective Transferee, including (i) the identity of the Transferee and (ii) the aggregate Offer Price and the kind and amount of consideration proposed to be paid or delivered by the prospective Transferee for the Offered Securities, the timing and manner of the payment or other delivery thereof and any other material terms of such offer.

     (b) The Offer may be accepted within 20 days of receipt by the Company of the Offer Notice and, if accepted, the Offered Securities shall be purchased within 60 days after such acceptance. If the Offer is not accepted or the Offered Securities are not purchased as contemplated above, Huber may sell the Offered Securities to such prospective Transferee at a price not less than the Offer Price.

If the sale to such prospective Transferee is not consummated as contemplated above within 60 days after the expiration of the 20-day offer period or earlier irrevocable rejection of such Offer or failure to purchase the Offered Securities after acceptance of the Offer, no sale may be made by Huber without again complying with this Section 3.3.

     (c) If the consideration offered by the prospective Transferee includes non-cash consideration, the Company and Huber shall in good faith seek to agree upon the value of such non-cash consideration. Huber shall provide the Company with a description of the method by which Huber and the prospective Transferee evaluated such non-cash consideration and copies of any appraisals or similar reports on which such evaluation was based. If Huber and the Company fail to agree on such value within 10 days following receipt by the Company of the Offer Notice, then the items in dispute shall be referred to a nationally recognized investment banking firm or appraiser selected jointly by Huber and the Company. Huber and the Company shall share all expenses of such investment banking firm or appraiser, as the case may be. The value of any securities offered as consideration shall be the fair market value of such securities determined on a fully distributed basis, and the value of any property other than securities shall be the fair market value of such property. If a determination under this
Section 3.3(c) is required,  any date for acceptance of an Offer provided for in
Section 3.3(b) hereof shall be postponed until the second Business Day after the date of such determination. All determinations made pursuant to this Section 3.3(c) shall be final and binding on Huber and the Company.

                                   ARTICLE IV

                              VOTING REQUIREMENTS

     Section 4.1. Agreement to Vote. During the term of this Agreement, Huber hereby agrees to vote or act by written consent with respect to (i) Covered Securities held of record or beneficially owned by Huber at the time of such vote or action by written consent and (ii) all Covered Securities as to which Huber at the time of such vote or action by written consent has voting control, in each case, as directed by the Board of Directors of the Company (or the Chief Executive Officer or Secretary of the Company) in its (or his or her) sole and absolute discretion, including, without limitation, all matters requiring or permitting the voting of any Covered Securities or the granting of a consent, proxy or approval in respect of any Covered Securities, including ordinary or extraordinary corporate actions and all matters submitted to a stockholder vote at general or special stockholder meetings of the Company. Huber further agrees not to enter into any other agreement or transaction that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect Huber's obligations to vote the Covered Securities as provided in this Agreement, and agrees not to enter into any other voting agreement or voting trust or grant any proxy, consent or approval or otherwise transfer, directly or indirectly, voting power with respect to any Covered Securities, in each case except as provided herein.

     Section 4.2 Grant of Irrevocable Proxy. In the event that Huber fails to comply with the provisions of Article IV of this Agreement, Huber hereby irrevocably grants to and appoints the Chief Executive Officer of the Company (or any other officer of the Company designated by the Company), Huber's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Huber, to vote or act by written consent with respect to all Covered Securities held of record or beneficially owned by Huber or as to which Huber has voting control and to grant a consent, proxy or approval in respect of any Covered Securities held of record or beneficially owned by Huber or as to which Huber has voting control, in each case in such manner as the Company (or any officer of the Company) shall determine in its (or his or her) sole and absolute discretion, including all matters requiring or permitting the voting of any Covered Securities or the granting of a consent, proxy or approval in respect of any Covered Securities, including ordinary or extraordinary corporate actions and matters submitted to a stockholder vote at general or special stockholder meetings of the Company. Huber hereby affirms that the irrevocable proxy set forth in this Section 4.2 will be valid for the term of this Agreement and is given to secure the performance of the obligations of Huber under this Agreement. Huber hereby further affirms that each proxy hereby granted shall, for the term of this Agreement, be irrevocable and shall be deemed coupled with an interest, in accordance with Section 14A:5-19 of the New Jersey Business Corporation Act.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


      Section 5.1  Representations and Warranties.

     (a) Huber hereby represents and warrants to the Company that, except as set forth on Schedule 5.1(a) to this Agreement, he has good and valid title to, and is the record and beneficial owner of, the Huber Shares free and clear of any Liens, and he has voting control of such Huber Shares. The Huber Shares constitute all Covered Securities of the Company owned of record or beneficially by Huber and all such Covered Securities of the Company as to which Huber has voting control.

     (b) Each party to this Agreement hereby represents and warrants to each other party that (i) such party has the right, power and authority to enter into this Agreement and perform its or his obligations hereunder, (ii) this Agreement has been duly authorized by all necessary action prerequisite to the execution and delivery thereof by such party and is a legally valid and binding obligation of such party enforceable in accordance with its terms and (iii) the execution, delivery and performance of this Agreement by such party and the transactions contemplated hereby do not, with or without the giving of notice or the passage of time or both, (x) violate any law, ordinance, rule or regulation or any judgment, writ, injunction or order of any court, arbitrator or governmental, administrative or self-regulatory body or agency, applicable to such party, (y) require the consent or authorization of or waiver by or filing with any governmental, administrative, self-regulatory body or agency or any other Person or (z) conflict with, result in the breach of any provision of, result in the modification or termination of, require the consent or authorization of or waiver by or filing with any other Person (other than such as has been obtained prior to the date hereof) to, or result in the creation or imposition of any Lien or constitute a default under any material Contract to which such party is a party.

     (c) Huber hereby represents and warrants to the Company that, except for this Agreement or as set forth on Schedule 5.1(c) to this Agreement, Huber has the sole right to vote and dispose of the Huber Shares in his sole discretion and none of the Huber Shares is subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting thereof and there are no Rights or Contracts to which Huber is a party, or by which Huber is bound or affected, that provides for the Transfer of any Covered Securities or any interest therein or any Rights with respect thereto, relates to the voting, Transfer or control of any thereof, or obligates Huber to grant, offer or enter into any of the foregoing.

     (d) Huber hereby represents and warrants to the Company that he has filed all required reports, schedules, forms, statements and other documents (collectively, "Reports") concerning the Huber Shares with the Securities and Exchange Commission ("SEC") as required by the Securities Act and the Exchange Act, and that none of such Reports contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) Huber hereby makes the representations and warranties set forth in the Letter Agreement attached hereto as Exhibit A.

                                   ARTICLE VI

                               CERTAIN COVENANTS

     Section 6.1 Certain Actions. Huber, except as otherwise permitted by this Agreement, will not:

     (a) make, or take any action to solicit, initiate or encourage, any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any subsidiary of the Company or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any subsidiary of the Company;

     (b) solicit", or become a "participant" in any "solicitation" of, any "proxy" (as such terms are defined in Regulation 14A under the Exchange Act) or written consent from any holder of Covered Securities in connection with any vote on any matter, or agree or announce his or its intention to vote with any Person undertaking a "solicitation" or communicate with or seek to advise or influence any Person with respect to the voting of any Covered Securities;

     (c) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3)of the Exchange Act) with respect to any Covered Securities;

     (d) call or seek to have called any meeting of the stockholders of the Company or seek election of any representative to the Board of Directors of the Company, including Huber, or the removal of any member of the Board of Directors of the Company;

     (e) otherwise act to seek to control, disrupt or influence the management, policies or affairs, of the Company or its Affiliates;

     (f) without the prior written consent of the Company, issue or make any announcement or public statement concerning, or otherwise communicate with any Person regarding, the Company or its Affiliates, any policies of the Company or its Affiliates or any director, officer, employee or stockholder of the Company or its Affiliates, unless such announcement, public statement or communication is required to be made by Huber to perform the consulting services set forth in
Article II; or

     (g)  instigate  or  encourage  any third party to do any of the  foregoing.

     Section 6.2 SEC Reports and Margin Call Notices.

     (a) During the term of this  Agreement,  Huber will  deliver to the Company
(i) on the date required to be filed with the SEC, true and complete copies of all Reports required to be filed by Huber with the SEC concerning the Covered Securities of the Company owned or held by Huber and (ii) true and complete copies of all Reports that would have been required to be filed by Huber with the SEC concerning the Covered Securities of the Company owned or held by Huber if Huber owned or held a sufficient number of such Covered Securities to require filing of Reports with the SEC, such copies of Reports to be delivered to the Company on the dates such Reports would have been required to be filed with the SEC.

     (b) During the term of this Agreement, Huber will promptly provide the Company with copies of all reports, documents, certificates, notices and other information which are delivered to Huber in connection with his ownership of Huber Shares that are held in any margin account or are pledged or otherwise used as collateral.

                                  ARTICLE VII

                                    RELEASE


     Section 7.1 General Release. Huber hereby irrevocably and unconditionally releases, acquits and forever discharges each of the Company and its Affiliates, and each of their present and former officers, directors, employees, representatives, agents and stockholders and each of their respective predecessors, successors and assigns (collectively, the "Releasees"), of and from any and all manner of action or actions, cause or causes of action, demands, charges, complaints, rights, damages, debts, dues, sums of money, accounts, reckonings, losses, costs, expenses, responsibilities, liabilities, obligations, promises, covenants, contracts, controversies, agreements and claims whatsoever, whether known or unknown, which Huber (or any of his heirs, executors or administrators) ever had, now has, or which he (or they) may have or shall have against the Company or any other Person referred to above arising out of any matter, cause, acts, conduct, claims or event on or prior to the date hereof, including Huber's resignation from the Company's Board of Directors and the position of Chairman of the Company and any rights or claims arising out of or relating to the Consulting Agreement (including rights or claims which did exist or which might have been asserted by Huber under any federal or state statute or any federal, state or local law, now or hereafter recognized) as well as Huber's status as a stockholder of the Company. Huber represents that he has no complaints, charges, lawsuits or other proceedings of any nature pending against the Releasees in any forum. Further, Huber hereby irrevocably and unconditionally waives and gives up any right he has, had or might have had to commence any proceeding, or to seek to be entitled to any recovery in any proceeding of any nature whatsoever, against the Releasees with respect to matters released herein, and he covenants and agrees not to commence any such proceeding or permit any other Person to do so on his behalf.

                                  ARTICLE VIII

                                  TERMINATION


     Section 8.1 Termination. Except for Article II, which shall terminate in accordance with the terms thereof, the provisions of this Article VIII and the provisions of Article IX, this Agreement shall terminate upon the occurrence of any of the following:

     (a) Huber shall beneficially own Voting Covered Securities representing in the aggregate less than 3% of Total Voting Power; provided, that if Huber shall again acquire beneficial ownership of Voting Covered Securities representing in the aggregate 3% or more of Total Voting Power within three years of such termination, this Agreement shall be reinstated from the date of such acquisition; or

     (b) the dissolution, liquidation or winding up of the Company.

                                   ARTICLE IX

                                 MISCELLANEOUS


     Section 9.1 Binding Effect; Assignability. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party to this Agreement will assign or delegate this Agreement or any rights, interests or obligations hereunder, except that the Company may assign this Agreement and its rights, interest or obligations to any Affiliate of the Company.

     Section 9.2 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless approved in writing by the parties hereto.

     Section 9.3 Governing Law. This Agreement and the validity, interpretation and performance of the terms and provisions hereof shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without regard to the provisions thereof relating to choice or conflict of laws.

     Section 9.4 Interpretation. The headings of the articles and sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

     Section 9.5 Notices. All notices, requests, consents, demands, elections and other communications required or permitted hereunder shall be in writing and shall be given to the intended recipient at:

If to the Company:
Merrimac Industries, Inc.
41 Fairfield Place
West Caldwell, New Jersey  07006
Facsimile:  (973) 575-0531
Attention:  President and Chief Executive Officer
with a copy to:
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, NY  10112
Facsimile:  (212) 541-5369
Attention:  Thomas C. Meriam, Esq.

If to Huber:
Mr. Charles F. Huber, II
149 Parsonage Road
Greenwich, Connecticut  06830

with a copy to:
Reuben B. Robertson, Esq.
Suite 1210
1001 Connecticut Avenue, NW
Washington, D.C.  20036
Facsimile:  (202) 296-3303

     Any such notice, request, consent, demand, election or other communication shall be deemed to have been duly given if personally delivered or sent by registered or certified mail, return receipt requested, Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery or by telegram, telex or facsimile transmission and will be deemed given, unless earlier received: (1) if sent by certified or registered mail, return receipt requested, five calendar days after being deposited in the United States mail, postage prepaid; (2) if sent by Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery, the next Business Day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (3) if sent by telegram or telex or facsimile transmission, on the date sent; and (4) if delivered by hand, on the date of delivery.

     Section 9.6 No Implied Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein or made pursuant hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

     Section 9.7 Entire Agreement. This Agreement and the Letter Agreement attached hereto as Exhibit A constitute the entire agreement of the parties with respect to the specific subject matter hereof, and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to such specific subject matter.

     Section 9.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

     Section 9.9 Further Assurances. Each party shall cooperate and take such actions as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     Section 9.10 Specific Performance; Injunctive Relief. In addition to any other rights or remedies which may be available at law, in equity or by Contract, the Company shall be entitled to obtain in any court of competent jurisdiction specific performance of, or an injunction or other order restraining any act or proposed act which would result in a violation of, any of the terms or provisions of any of Huber's covenants, agreements or obligations hereunder, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which any party would otherwise have pursuant to this Agreement, at law, in equity, by statute or otherwise.

     Section 9.11 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby; provided, that if any provision hereof or the application thereof shall be so held to be invalid, void or unenforceable by a court of competent jurisdiction, then the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision therefor and, if the parties shall fail to negotiate and agree upon such a provision, such court of competent jurisdiction may substitute for such invalid, void or unenforceable provision a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid, void or unenforceable provision.

     Section 9.12 Consent to Jurisdiction; Service of Process. To the fullest extent permitted by applicable law, each party hereto hereby irrevocably and unconditionally (i) submits, for himself and his property or itself and its property, to the nonexclusive jurisdiction of the courts of the States of New York and New Jersey and any court of the United States sitting in New York City (and of any appellate court to which an appeal of any judgment, order, decree or decision of any such court may be taken) in any suit, action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment rendered in any such suit, action or proceeding, (ii) waives any objection which he or it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court, including any claim that any such suit, action or proceeding has been brought in an inconvenient forum, (iii) waives all rights to a trial by jury in any such suit, action or proceeding, (iv) waives personal service of any summons, complaint or other process by any means, manner or method other than in the manner provided for the giving of notices to such party in Section 9.5, and agrees that any process served upon such party in such manner provided for in
Section 9.5 shall have the same validity and legal force and effect as if served upon such party personally within the State of New York or New Jersey, as the case may be and (v) if any such party at any time is not a resident of the State of New York or New Jersey, agrees to appoint and maintain the appointment of an agent in the State of New York and New Jersey as such party's agent for service and acceptance of legal process in connection with any such action, suit or proceeding with the same validity and legal force and effect as if served upon such party personally, within the State of New York or New Jersey, as the case may be, and to notify promptly each other such party of the name and address of such agent.

     Section 9.13 Facsimile Signatures. This Agreement may be executed by facsimile signatures.

     IN WITNESS WHEREOF, the parties have executed this Stockholder's Agreement as of the date first above written.

                                     MERRIMAC INDUSTRIES, INC.
                                     -------------------------
                                     By: /s/ Mason N. Carter
                                         -------------------
                                          Name: Mason N. Carter
                                          Title: Chairman, President and Chief
                                          Executive Officer


                                         /s/ Charles F. Huber II
                                         -----------------------
                                             Charles F. Huber II

      Schedule 5.1(a)
      The Huber Shares are held in a margin account.











      Schedule 5.1(c)
      The Huber Shares are held in amargin account.

Exhibit A
October 30, 1998

Mr. Charles F. Huber, II
149 Parsonage Road
Greenwich, Connecticut  06830

Dear Mr. Huber:

     We refer to (i) the Stockholder's Agreement, dated as of the date hereof (the "Agreement"), by and between Merrimac Industries, Inc., a New Jersey corporation (the "Company"), and Charles F. Huber, II and (ii) the Company's directors and officers liability insurance coverage provided by Royal Indemnity Insurance Company (policy number RHP605982) and Connecticut Indemnity Insurance Company (policy number DOE200093) (collectively, the "Indemnity Policies").

     This letter will confirm our understanding as follows:

     1. To the extent permitted under the Indemnity Policies and as provided in the Agreement, Mr. Huber will be indemnified in accordance with the Indemnity Policies from and against all claims and damages arising out of his performance of the services rendered to the Company pursuant to the Agreement; and

     2. Mr. Huber represents and warrants that he is not aware of any act, error or omission that might give rise to a claim under the Indemnity Policies.

     Please indicate your agreement by signing and returning the executed copy of this letter.

                                      Very truly yours,
                                      Merrimac Industries, Inc.

                                      By: /s/ Mason N. Carter
                                          -------------------
                                          Name:Mason N. Carter
                                          Title: Chairman, President and Chief
                                          Executive Officer

                                      Agreed and Accepted:

                                           /s/ Charles F. Huber II
                                           -----------------------
                                               Charles F. Huber II